SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2005

OXFORD MEDIA, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On September 23, 2005, Oxford Media, Inc. (the “Company”) closed a private placement of 4,000 shares of unsecured 8% convertible preferred shares with the Palisades Master Fund LLP at $1,000.00 per share, which resulted in $4,000,000 in gross proceeds to the Company. The convertible preferred stock is convertible into 1,333,333 shares of the Company’s common stock at a fixed conversion price of $3.00 per common share. As part of the sale, the Company also issued warrants to Palisades Master Fund LLP to purchase 400,000 shares of Oxford Media common stock at $3.50 per share. HPC Capital Management (“HPC”) acted as placement agent. The total amount of commission paid to HPC was $220,000.

The investment in Oxford will be used to facilitate general corporate purposes and the working capital needs of the Company including, but not limited to, supporting its growth and acquisition strategies and product roll-out.

These securities have not been registered with the Securities and Exchange Commission because they are believed to be exempt from registration under the Securities Act of 1933 pursuant to Regulation D, Rule 506, promulgated thereunder by the Securities and Exchange Commission. Each purchaser represented his, her or its intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about the Company to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates, when issued, will have the appropriate legends affixed to the restricted stock.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Change in Fiscal Year

The Company has changed its fiscal year end from November 30 and to December 31, to match that of its accounting acquirer, Creative Business Concepts, Inc. The 10-QSB for the nine month period ended September 30, 2005 will also cover and incorporate the transition period.

SECTION 6 - ASSET BACKED SECURITIES

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement dated September 23, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ Thomas C. Hemingway
Thomas C. Hemingway, Chief Executive Officer

Date: September 28, 2005